Exhibit 10.1

INCREMENTAL COMMITMENT AGREEMENT

Whitebox Credit Arbitrage Partners, LP, Pandora Select Partners, LP and

Whitebox Multi-Strategy Partners, LP

September 27, 2012

Endeavour Energy UK Limited

114 St. Martin’s Lane,

London WC2N 4BE, England

Attention:         J. Michael Kirksey

Endeavour International Corporation

811 Main Street, Suite 2100,

Houston, Texas, 77002

Attention:         J. Michael Kirksey

Re:	Incremental Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of April 12, 2012, (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Endeavour Energy UK Limited (the “Borrower”), Endeavour International Corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Cyan Partners, LP, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Person party to this letter agreement (this “Agreement”) as an Incremental Lender (each an “Incremental Lender”) hereby severally agrees to provide the Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Commitment”). Each Incremental Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 2.01 and 2.11 thereof. The Incremental Lenders, the Administrative Agent, Holdings and the Borrower agree that this Agreement constitutes an Incremental Amendment pursuant to and in accordance with Section 2.11 of the Credit Agreement.

Each Incremental Lender, Holdings, the Borrower and the Administrative Agent acknowledge and agree that the Loans incurred pursuant to the Incremental Commitments provided pursuant to this Agreement shall constitute Loans for all purposes of the Credit Agreement and the other applicable Credit Documents, and that such Loans shall have the same terms and conditions as those applicable to all other Loans.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Commitment provided pursuant to this Agreement.

Each Incremental Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents, as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) confirms that if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Agreement any tax documentation requested by the Borrower pursuant to the terms of Section 4.04(a)(vii) of the Credit Agreement, duly completed and executed by it.

Each Incremental Lender party to this Agreement acknowledges and agrees that (a) no fiduciary or advisory relationship between it and the Administrative Agent is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, (b) the Administrative Agent, on the one hand, and each such Incremental Lender, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor does any such Incremental Lender rely on, any fiduciary duty on the part of the Administrative Agent, (c) it is capable of evaluating and understanding, and it understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and the Credit Agreement, (d) each of the Administrative Agent, the Lenders or any of their respective affiliates may have received fees or other compensation from Holdings or any of its affiliates in connection with the Credit Agreement which may or may not be publicly disclosed and such fees or compensation do not affect such Incremental Lender’s independent credit decision to enter into the transactions contemplated by this Agreement, the Credit Agreement and the other Credit Documents, and (e) it waives, to the fullest extent permitted by law, any claims it may have against each of the Administrative Agent, any Lender or any of their respective affiliates for breach of fiduciary duty or alleged breach of fiduciary duty, in each case relating to this Agreement, and agrees that each of the Administrative Agent, each Lender or any of their respective affiliates shall have no liability (whether direct or indirect) to any Incremental Lender in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of each Incremental Lender, including each Incremental Lender’s stockholders, employees or creditors, in each case relating to this Agreement, the Credit Agreement or any other Credit Document.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Lender, the Administrative Agent, Holdings, the Borrower and each Subsidiary Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile) hereof and (iii) the payment of any fees and expenses (including, without limitation, the reasonable fees and disbursements of White & Case LLP incurred in connection with this Agreement and invoiced prior to the date hereof) then due and payable in connection herewith (such date, the “Agreement Effective Date”), (A) each Incremental Lender party hereto (x) shall be obligated to make the Loans required to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement, and (y) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents and (B) Schedule 1.01(a) to the Credit Agreement shall be deemed amended to include a reference to the Incremental Commitments of each Incremental Lender provided hereunder.

The Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Commitments provided hereby including, without limitation, all Loans made pursuant thereto, and (ii) all such Obligations (including all such Loans) shall constitute (and be included in the definition of) “Guaranteed Obligations” under each of the Guaranties and be entitled to the benefits of the respective Security Documents and the Guaranties as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.

Holdings, the Borrower and each Subsidiary Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Commitments provided hereby and all Loans made pursuant thereto shall (i) be fully guaranteed pursuant to each Guaranty as, and to the extent, provided in each Guaranty and in the Credit Agreement, and (ii) be entitled to the benefits of the respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.

In order to induce the Incremental Lenders to enter into this Agreement, each of Holdings and the Borrower hereby represents and warrants that:

(i) all of the representations and warranties contained in the Credit Documents are true and correct in all material respects both before and immediately after giving effect to the Agreement Effective Date, with the same effect as though such representations and warranties had been made on and as of the Agreement Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date); and

(ii) no Default or Event of Default exists before or immediately after giving effect to the Amendment Effective Date, or the increase in the Commitments contemplated hereby on such date.

Attached hereto as Annex II is the officer’s certificate required to be delivered pursuant to Section 2.11(a)(iv)(2) the Credit Agreement certifying as to compliance with Section 2.11(a)(iv)(1) of the Credit Agreement and containing the calculations (in reasonable detail) required by such clause.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on September 27, 2012. If you do not so accept this Agreement by such time, our Incremental Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 11.12 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*****

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Very truly yours,

Whitebox Credit Arbitrage Partners, LP

By:	Whitebox Credit Arbitrage Advisors, LLC
its	General Partner

By:	Whitebox Advisors LLC its Managing Member

By	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	CLO

Padora Select Partners, LP

By:	Pandora Select Advisors, LLC its General Partner

By:	Whitebox Advisors LLC its investment advisor

By	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	CLO

Whitebox Multi-Strategy Partners, LP

By:	Whitebox Multi-Strategy Advisors, LLC
its General Partner

By:	Whitebox Advisors LLC its Managing Member

By	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	CLO

Agreed and Accepted

this 27th day of September, 2012:

ENDEAVOUR ENERGY UK LIMITED

By:	/s/ J. Michael Kirksey
Name: J. Michael Kirksey Title:

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ J. Michael Kirksey
Name: J. Michael Kirksey Title:

CYAN PARTNERS, LP,
as Administrative Agent

By:	/s/ Jonathan Tunis
	Name:	Jonathan Tunis
	Title:	Managing Director

Each Subsidiary Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Commitment Agreement and to the incurrence of the Loans to be made pursuant thereto.

ENDEAVOUR OPERATING CORPORATION

By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
Title:

ENDEAVOUR ENERGY NORTH SEA LLC

By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
Title:

ENDEAVOUR ENERGY NORTH SEA, L.P.

By:	Endeavour Energy North Sea LLC, its general partner

	By:	/s/ J. Michael Kirksey
Name: J. Michael Kirksey
Title:

ENDEAVOUR ENERGY NEW VENTURES INC.

By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
Title:

END MANAGEMENT COMPANY

By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
Title: